Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-86444) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan,

(2)Registration Statement (Form S-8 No. 333-129238) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan,

(3)Registration Statement (Form S-8 No. 333-161565) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan,

(4)Registration Statement (Form S-8 No. 333-174947) pertaining to the JetBlue Airways Corporation 2011 Incentive Compensation Plan and the JetBlue Airways Corporation 2011 Crewmember Stock Purchase Plan,

(5)Registration Statement (Form S-8 No. 333-207242) pertaining to the JetBlue Airways Corporation 2011 Incentive Compensation Plan and the JetBlue Airways Corporation 2011 Crewmember Stock Purchase Plan,

(6)Registration Statement (Form S-8 No. 333- 239511) pertaining to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan and 2020 Crewmember Stock Purchase Plan,

(7)Registration Statement (Form S-8 No. 333-272525) pertaining to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan and 2020 Crewmember Stock Purchase Plan, and

(8)Registration Statement (Form S-3 ASR No. 333-263092) of JetBlue Airways Corporation;

of our reports dated February 12, 2024, with respect to the consolidated financial statements and financial statement schedule listed in Item 15(a)(2) of JetBlue Airways Corporation, and the effectiveness of internal control over financial reporting of JetBlue Airways Corporation included in this Annual Report (Form 10-K) of JetBlue Airways Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

New York, New York
February 12, 2024